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                         [LETTERHEAD OF SIDLEY & AUSTIN]

                                  July 26, 1999

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York  10013

               Re: Salomon Brothers Mortgage Securities VII, Inc.
                   Commercial Mortgage Pass-Through Certificates, Series 1999-C1

Ladies and Gentlemen:

               We have acted as counsel for Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation (the "Registrant"), with respect to the Registrant's Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates"). The Certificates will evidence interests in a trust fund as described in the Registrant's registration statement no. 333-72647 on Form S-3 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement") between the Registrant, the master servicer named therein, the special servicer named therein and the trustee named therein. The Certificates are to be sold as described in the prospectus and prospectus supplement relating to the Certificates (the "Prospectus" and "Prospectus Supplement", respectively).

               In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

               In rendering this opinion, we have assumed that the Pooling and Servicing Agreement is executed and delivered substantially in the form described in the Registration Statement, the Prospectus and the Prospectus Supplement and that the transactions contemplated to occur under the Registration Statement, the Prospectus, the Prospectus Supplement and the Pooling and Servicing Agreement in fact occur in accordance with the terms thereof. We have also assumed that: (a) each party to the Pooling and Servicing Agreement has the power and authority to enter into and perform all of such party's obligations thereunder, and (b) when the Pooling and Servicing Agreement has been duly authorized by all necessary action, executed and delivered by each party thereto, it will constitute the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.





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               Based upon and subject to the foregoing, we are of the opinion that when--

               (i) the issuance and principal terms of the Certificates have been duly authorized by appropriate corporate action by the Registrant,

               (ii) the Pooling and Servicing Agreement has been duly authorized by all necessary action, executed and delivered by each party thereto, and

               (iii) the Certificates have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement and sold in the manner described in the Registration Statement, in any amendment thereto and in the Prospectus and Prospectus Supplement relating thereto, the Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.

               We hereby consent to the filing of this opinion letter in connection with the Registration Statement (insofar as it relates to the Certificates) and to the use of our name under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving such consent, we do not consider that we are "experts", within the meaning of that term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

               We express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America, and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                              Very truly yours,



                                             /s/ Sidley & Austin